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                          CONSENT OF BDO SEIDMAN, LLP

Sleepy's, Inc.
Bethpage, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 1996 (except for Note 1(a), 1(h), 3, 7, 10(c) and 11 which are dated ___________________, 1996), relating to the consolidated financial statements of Sleepy's Inc. and subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the captions 'Selected Financial Data' and 'Experts' in the Prospectus.



BDO SEIDMAN, LLP


BDO Seidman, LLP

Mitchel Field, New York
June 6, 1996


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